As filed with the Securities and Exchange Commission on March 4, 2016

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DRAGONWAVE INC.

(Exact name of Registrant as specified in its charter)

N/A

(Translation of Registrant’s name into English)

Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

DragonWave Inc.

411 Legget Drive, Suite 600

Ottawa, Ontario, Canada K2K 3C9

Tel: (613) 599-9991

(Address and telephone number of Registrant’s principal executive offices)

Peter Allen

President and Chief Executive Officer

411 Legget Drive, Suite 600

Ottawa, Ontario, Canada, K2K 3C9

(613) 599-9991

(Name, address, and telephone number of agent for service)

Copies to:

Andrea Johnson Dentons Canada LLP 99 Bank Street, Suite 1420 Ottawa, Ontario, K1P 1H4 Canada (613) 783-9600	Matthew Leivo DLA Piper LLP (US) 4635 Executive Drive, Suite 1100 San Diego, CA 92121 USA (858) 677-1400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Common shares, no par value
Debt securities
Warrants
Subscription receipts
Units
Total	$80,000,000		$80,000,000	$8,056

(1)          Includes an indeterminate number of common shares, debt securities, warrants, subscription receipts, units or any combination thereof. This registration statement also covers common shares that may be issued upon exercise of warrants. In addition, any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities that may be offered pursuant to this registration statement include, pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), such additional number of common shares of the registrant that may become issuable as a result of any stock split, stock dividends or similar event. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in a maximum aggregate offering price not to exceed $80,000,000, less the aggregate dollar amount of all securities previously issued hereunder.

(2)          The proposed maximum aggregate offering price of each class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of securities pursuant to the General Instruction II.C. of Form F-3 under the Securities Act of 1933.

(3)          Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed or supplemented. No securities described in this prospectus can be sold until the registration statement that we filed to cover the securities has become effective under the rules of the Securities and Exchange Commission. This prospectus is not an offer to sell the securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 4, 2016

PROSPECTUS

DRAGONWAVE INC.

U.S.$80,000,000

DEBT SECURITIES
COMMON SHARES
WARRANTS
SUBSCRIPTION RECEIPTS
UNITS

We may offer and issue from time to time debt securities, common shares, warrants, subscription receipts and/or units comprised of one or more securities described herein in any combination, which we refer to collectively herein as the “Securities,” for an aggregate initial offering price (or equivalent thereof in one or more non-U.S. currencies) not to exceed U.S.$80,000,000.

We may offer and sell any combination of the Securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. This prospectus describes the general terms of these Securities and the general manner in which these securities will be offered. We will provide the specific terms of these Securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these Securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest.

The Securities covered by this prospectus may be offered through one or more underwriters, dealers and agents, or directly to purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus. For general information about the distribution of Securities offered, please see “Plan of Distribution” beginning on page 12.

Our common shares (“Common Shares”) are listed on the Toronto Stock Exchange (“TSX”) under the symbol DWI and on the NASDAQ Capital Market (“NASDAQ”) under the symbol DRWI.  The closing price of our Common Shares, as reported on the TSX on March 3, 2016, was U.S.$2.11. The closing price of our Common Shares, as reported on NASDAQ on March 3, 2016, was U.S.$2.06.

The aggregate market value of our outstanding Common Shares held by non-affiliates is $8,188,083, based on 3,019,717 Common Shares outstanding after taking into account the effect of the reverse stock split of our Common Shares, which was effective on February 2, 2016, of which 42,232 were held by non- affiliates, and a closing price on NASDAQ of $2.75 on January 25, 2016. As of the date hereof, we have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the twelve calendar month period that ends on and includes the date hereof.

We may offer and sell Securities to or through underwriters or dealers purchasing as principals and also may offer and sell certain Securities directly to other purchasers or through agents. A prospectus supplement relating to each issue of Securities offered thereby will identify each underwriter, dealer or agent engaged by us in connection with the sale of such issue and will set forth the terms of the offering of such Securities, the method of distribution of such Securities, including to the extent applicable, the proceeds to us and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution. See “Plan of Distribution”.

No underwriter or dealer in Canada or the United States has been involved in the preparation of this prospectus or performed any review of the contents of this prospectus.

Our head and registered office is 411 Legget Drive, Suite 600, Ottawa, Ontario, Canada, K2K 3C9.

INVESTING IN OUR SECURITIES  INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 7 OF THIS PROSPECTUS TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE PURCHASING OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these Securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense under the laws of the United States.

The date of this prospectus is         2016

i

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement on Form F-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf process, we may sell the Securities described in this prospectus in one or more offerings. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Accordingly, you should refer to the registration statement and its exhibits for further information about us, our Common Shares, and other Securities. Copies of the registration statement and its exhibits are on file with the SEC. Statements contained in this prospectus concerning the documents we have filed with the SEC are not intended to be comprehensive, and in each instance we refer you to a copy of the actual document filed as an exhibit to the registration statement or otherwise filed with the SEC.

Each time we sell Securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of such offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. For further information about us or our Common Shares, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We have not authorized anyone to provide you with different information. We are offering to sell, and seeking offers to buy, the Securities only in jurisdictions where offers and sales are permitted. We are not making, nor will we make, an offer to sell the Securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any supplement to this prospectus is current only as of the dates on their respective covers. Our business, financial condition, results of operations and prospects may have changed since that date.

We may sell the Securities to underwriters who will sell the securities to the public at a fixed offering price or at varying prices determined at the time of sale. The applicable prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters, dealers or agents and, in the case of a sale by us, the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, or the Securities Act.

We prepare our consolidated financial statements in United States dollars and in accordance with accounting principles generally accepted in the United States, or U.S. GAAP.

Unless the context otherwise requires, all references in this prospectus to the “Company”, “we”, “us” and “our” refer to DragonWave Inc.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference “forward-looking information” or “forward-looking statements” within the meaning of applicable Canadian and United States securities laws. All statements other than statements that are reporting results or statements of historical fact are forward-looking. All forward-looking information and forward-looking statements are necessarily based on a number of estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may”, “will”, “should”, “continue”, “expect”, “anticipate”, “estimate”, “believe”, “intend”, “plan” or “project” or the negative of these words or other variations on or synonyms of these words or comparable terminology. Forward-looking statements include, without limitation, statements regarding strategic plans, future production, sales and revenue estimates, cost estimates and anticipated financial results, capital expenditures, results attributable to mergers and acquisitions activities and other objectives.

There can be no assurance that forward-looking statements will prove to be accurate and actual results and outcomes could differ materially from those expressed or implied in such statements. The following are some of the important factors related to our business and industry that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements:

• limited cash resources and our dependence on our credit facilities and accommodations by our lenders and certain suppliers;

• our reliance on a small number of customers for a large percentage of revenue;

• intense competition from several competitors;

• competition from indirect competitors;

• our history of losses;

• our ability to implement our ongoing program of operating cost reductions;

• our dependence on our ability to develop new products, enhance existing products and execute roll-outs on a basis that meets customer requirements;

• uncertainty with the size of any future revenue opportunities through the Nokia channel;

• our exposure to product warranty claims, and inventory and account receivables exposure in relation to recent product quality issues;

• our ability to successfully manage our resources;

• our dependence on our ability to manage our workforce and recruit and retain management and other qualified personnel;

• quarterly and annual revenue and operating results that are difficult to predict and can fluctuate substantially;

• a lengthy and variable sales cycle;

• our reliance on suppliers, including outsourced manufacturing, third party component suppliers and suppliers of outsourced services;

• our ability to manage the risks related to increasingly complex engagements with channel partners and end-customers;

• pressure on our pricing models from existing and potential customers and as a result of competition;

• our exposure to credit risk for accounts receivable;

• our dependence on the development and growth of the market for high-capacity wireless communications services;

• the allocation of radio spectrum and regulatory approvals for our products;

• the ability of our customers to secure a license for applicable radio spectrum;

• changes in government regulation or industry standards that may limit the potential market for our products;

• currency fluctuations;

• our ability to protect our own intellectual property and potential harm to our business if we infringe the intellectual property rights of others;

• risks associated with software licensed by us;

• a change in our tax status or assessment by domestic or foreign tax authorities;

• exposure to risks resulting from our international sales and operations, including the requirement to comply with export control and economic sanctions laws;

• product defects, product liability claims, and health and safety risks relating to wireless products;

• the impact that general economic weakness and volatility may be having on our customers;

• disruption resulting from economic and geopolitical uncertainty;

• risks associated with our outstanding warrants and the impact that the terms of such warrants may have on our ability to raise capital and undertake certain business transactions;

• risks associated with possible loss of our foreign private issuer status; and

• risks and expenses associated with our common shares, including large fluctuations in the trading price of our common shares, and being a public company.

In our third fiscal quarter ended on November 30, 2015, approximately 40% of our sales were through the Nokia channel. Following, Nokia’s announced combination with Alcatel-Lucent (ALU), which has a vertically integrated microwave business unit, we announced that we have reshaped our channel strategy. Our revised strategy primarily positions our latest and new products directly to customers. A mutual understanding between our Company and Nokia on the companies’ future relationship is an important part of that strategy. See ‘‘Relationship with Nokia’’ in our Management’s Discussion and Analysis dated January 13, 2016 (“Q3 MD&A”) filed as Exhibit 99.3 to our Form 6-K filed on January 13, 2016 for more information.  Also see the discussion under ‘‘Recent Developments-Liquidity Discussion’’ in our Q3 MD&A.  Any of the risks referred to above could cause actual results or outcomes to differ materially from those discussed in forward-looking statements. Although we have attempted to identify important factors that could cause our actual results to differ materially from expectations, intentions, estimates or forecasts, there may be other factors that could cause our results to differ from what we currently anticipate, estimate or intend.

Additional risks related specifically to our Common Shares and our other securities include:

•                  risks associated with our outstanding warrants and the impact that the terms of such warrants have on our ability to raise capital and to undertake certain business transactions;

•                  risks associated with our ability to raise additional capital;

•                  large fluctuations in the trading price of our Common Shares;

•                  our actual financial results may vary from our publicly disclosed forecasts;

•                  expense and risks associated with being a U.S. public company and possible loss of our foreign private issuer status;

•                  expense and risks associated with the loss of our ability to use the multi-jurisdictional disclosure system (“MJDS”) adopted by the United States and Canada;

•                  an investor may not be able to bring actions or enforce judgment against us and certain of our directors and officers;

•                  we do not currently intend to pay dividends on our Common Shares;

•                  tax consequences associated with an investment in our securities;

•                  future sales of Common Shares by our existing shareholders could cause our share price to fall;

•                  our management’s broad discretion over the use of proceeds of financings; and

•                  certain Canadian laws could prevent or deter a change of control.

Also see the discussion under “Part I — Item 3” of our Annual Report on Form 20-F for the fiscal year ended February 28, 2015. Although we have attempted to identify important factors that could cause our actual results to differ materially from expectations, intentions, estimates or forecasts, there may be other factors that could cause our results to differ from what we currently anticipate, estimate or intend. Ongoing global economic uncertainty could impact forward-looking statements contained in this prospectus in an unpredictable and possibly detrimental manner. In light of these risks, uncertainties and assumptions, the forward-looking events described in this prospectus might not occur or might not occur when stated. Forward-looking statements are provided to assist external stakeholders in understanding management’s expectations and plan relating to the future as of the date of this prospectus and may not be appropriate for other purposes. Readers are cautioned not to place undue reliance on forward looking statements. Except as required under applicable securities legislation, we undertake no obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

OUR COMPANY

Overview

Founded in 2000, we are a leading provider of high-capacity wireless Ethernet equipment used in emerging internet protocol (“IP”) networks. We design, develop, market and sell proprietary, carrier-grade microwave radio frequency networking equipment (often referred to as links), that wirelessly transmit broadband voice, video and other data between two points. Our wireless carrier-Ethernet links, which are based on a native Ethernet platform, function as a wireless extension to an existing fiber and global optic core telecommunications network. The principal application for our products is the backhaul function in a wireless communications network. Backhaul links connect the large amounts of network traffic aggregated by base stations and other collection points on the edge of the network to the high-capacity fiber optic infrastructure at the core of the network. Additional applications for our products include point-to-point transport applications in private networks, including municipal and enterprise applications.

Our products principally perform the backhaul function in a communication service provider’s network, connecting high-traffic points of aggregation such as high-capacity wireless base stations (3G+ cellular, WiFi, WiMAX, LTE) small cells and large “out of territory” enterprises to nodes on the fiber optic core network.

Our line of wireless carrier-Ethernet links is marketed under the Horizon trade names. Our products are carrier-grade and operate primarily in licensed spectrum bands to minimize interference.

In 2011, we introduced our Avenue solution, which extends our reputation for delivering the highest levels of spectral efficiency and reliability for carrier-grade delivery of advanced applications and services. The Avenue solution is a small device, utilizing a small antenna, to integrate microcellular backhaul, third-party base stations, power supply, battery backup, switching, and management in an all-in-one, environmentally shielded enclosure. This is a hardened, all-outdoor, zoning-friendly and fully integrated solution that was designed specifically for service providers to deploy microcellular coverage with high-performance backhaul.

On June 1, 2012, we acquired our Harmony product line from Nokia pursuant to the NSN Transaction. The Harmony product line is a multi-service wireless platform enabling TDM and packet-based services across wireless or wireline infrastructure. Harmony is rebranded by Nokia as FlexiPacket.

In 2013, we introduced our Harmony Lite and Avenue Link Lite products lines. These product lines are DragonWave’s first products in the sub-6GHz bands. The Lite products operate in licensed and unlicensed bands, and provide Line of Sight, and non-line of sight connectivity. The Lite product line is an important part of our small cell backhaul offering in the Avenue family.

In 2014, we introduced our Harmony Eband product. Harmony Eband operates in the 70/80 GHz bands. It provides capacities of up to 2.5 Gbps, and operates in low cost bands, providing mobile operators with a much lower total cost of ownership and scalability strategy. Although the 70/80 GHz market is still in its early stages, it is expanding quickly and we expect this expansion to be sustained.

In 2014, we introduced Harmony Enhanced, a high capacity, long reach, multi-service radio operating in the 6-42 GHz spectrum bands. Harmony Enhanced merges the performance and reliability of DragonWave’s flagship Harmony Radio and Horizon Compact+ into a next-generation, ultra high-capacity microwave system.

In 2016, we introduced Enhanced MC, an ultra-high capacity, multi-service microwave system operating in the 6-42 GHz spectrum bands that provides dual channel support and extended reach. Harmony Enhanced MC delivers the next level of capacity by introducing integrated dual carrier and fully integrated XPIC capabilities into a single Outdoor Unit (ODU) antenna configuration. Harmony Enhanced MC delivers over 4 Gbps in a single radio, with scalability to deliver 8Gbps on a single antenna.

The demand for our products is driven by global trends, including IP convergence and pressure on backhaul capacity caused by increased functionality of mobile devices, the shift in demand from voice to multimedia content and services, growing demand for wireless coverage, increasing numbers of subscribers, and investment in radio access network spectrum. In our target markets, network traffic is shifting from legacy time-division multiplexing (TDM) traffic to IP-based traffic to improve network efficiency and enable IP-based services.

Principally, we target the global wireless communications service provider market and, in particular, those service providers offering high-capacity wireless communication services, including traditional cellular service providers and emerging broadband wireless access (BWA) service providers. These service providers offer high-speed digital communication services over wireless access networks, employing IP-based wireless network access technologies such as advanced (3G+) cellular technologies, as well as WiFi and WiMAX. The market addressed by these wireless service providers is characterized by significant growth in number of subscribers, coverage area, and bandwidth requirements per subscriber, and a corresponding need to reduce the cost per bit of the backhaul network. We also target other markets, including wireless extension of fixed-line networks to directly connect high-bandwidth end-customers to the core network, and private networks of large multi-site organizations such as Fortune 500 enterprises, municipalities and government organizations.

The key elements of our solutions include: high performance; carrier-grade availability; cost-competitiveness; support of legacy networking standards; and the availability of advanced network management and wireless network IP planning.

We commenced commercial deployment of our products in 2002 and, as of February 28, 2015, have shipped approximately 132,177 links (each link contains 2-4 units). Our wireless carrier-Ethernet links have been purchased and deployed by customers in more than 88 countries. In the fiscal year ended February 28, 2015, we delivered products to 225 customers, including Nokia, Reliance Jio Infocomm (India) (“Reliance Jio”), TESSCO (United States), Samsung, Alliance Communications (United States), SAAB (Sweden) and Xplornet (Canada).

DragonWave Inc. was incorporated pursuant to the Canada Business Corporations Act on February 24, 2000.

Recent Developments

Reverse Stock Split

Effective February 2, 2016 and pursuant to the reverse stock split approved by our Board of Directors and our shareholders, each 25 shares of our issued and outstanding Common Shares were combined into and became one share and no fractional shares were issued.  Adjustments to our outstanding warrants, options and restricted share units were also made to reflect the reverse stock split.

RISK FACTORS

Before making a decision to invest in our securities, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our then most recent Annual Report on Form 20-F, and in any updates to those risk factors in our reports Form 6-K incorporated herein, together with all of the other information appearing or incorporated by reference in this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated. You should read this table in conjunction with the consolidated financial statements and notes incorporated by reference in this prospectus.

	Fiscal Year Ended February 28,
	2015		2014		2013

Ratio of earnings to fixed charges	—	*	—	*	—	*

* Earnings in 2015, 2014 and 2013 were inadequate to cover fixed charges by $19.9 million, $33.9 million and $55.1 million respectively.

For purposes of calculating the ratios in the table above, earnings consist of net loss before income taxes plus fixed charges. Fixed charges include interest expense on indebtedness including amortization of deferred financing costs and an estimate of the interest expense within rental expense.

USE OF PROCEEDS

Unless otherwise indicated in an applicable prospectus supplement, we currently intend to use the net proceeds we receive from the sale of Securities to strengthen our balance sheet, to fund working capital and for general corporate purposes. Specific information about the amount of net proceeds to be used for any such purpose will be set forth in the applicable prospectus supplement. We may, from time to time, issue debt instruments, incur additional indebtedness or issue equity or other securities other than pursuant to this prospectus.

DESCRIPTION OF COMMON SHARES

Each of our Common Shares entitles its holder to notice of, and to one vote at, all meetings of our shareholders. Each of our Common Shares carries an entitlement to receive dividends if, as and when declared by our board of directors. In the event of our liquidation, dissolution or winding-up, our net assets available for distribution to our shareholders will be distributed rateably among the holders of our Common Shares.

Our authorized share capital consists of an unlimited number of Common Shares of which 3,020,041 Common Shares are issued and outstanding as of February 28, 2016.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms that will apply to any debt securities (“Debt Securities”) issued under a prospectus supplement incorporated by reference into this prospectus.

Debt Securities may be issued under a trust indenture between us and a trustee or trustees as would be described in a prospectus supplement for such Debt Securities. We will file a copy of each applicable trust indenture with the securities commission or similar regulatory authority in each of the provinces of Canada, and in the U.S. with the SEC, after we have entered into it and the trust indenture will be available electronically at www.sedar.com and www.sec.gov. You should rely on information in the applicable prospectus supplement.

The prospectus supplement relating to the particular Debt Securities offered thereby will describe the terms of such Debt Securities, including to the extent applicable:

(a) the specific designation, aggregate principal amount and denominations of such Debt Securities;

(b) the price at which such Debt Securities will be issued or whether such Debt Securities will be issued on a non-fixed price basis;

(c) the date or dates on which such Debt Securities will mature and the portion (if less than all of the principal amount) of such Debt Securities to be payable upon declaration of an acceleration of maturity;

(d) the currency or currencies in which such Debt Securities are being sold and in which the principal of (and premium, if any), and interest, if any, on, such Debt Securities will be payable, whether the holder of any such Debt Securities or we may elect the currency in which payments thereon are to be made and, if so, the manner of such election;

(e) whether such Debt Securities are interest bearing and, in the case of interest bearing Debt Securities, the rate or rates (which may be fixed or variable) per annum at which such Debt Securities will bear interest, if any;

(f) the date from which interest, if any, on such Debt Securities, whether payable in cash, in kind, or in shares, will accrue, the date or dates on which such interest will be payable and the date on which payment of such interest will commence;

(g) the dates on which and the price or prices at which such Debt Securities will, pursuant to any required repayment provisions, or may, pursuant to any repurchase or redemption provisions, be repurchased, redeemed or repaid and the other terms and provisions of any such optional repurchase or redemption or required repayment;

(h) any special provisions for the payment of additional interest with respect to such Debt Securities;

(i) any additional covenants included for the benefit of holders of such Debt Securities;

(j) the general terms or provisions, if any, pursuant to which such Debt Securities are to be guaranteed or secured;

(k) any additional events of default provided with respect to such Debt Securities;

(l) any exchange on which such Debt Securities will be listed;

(m) terms for any conversion or exchange of such Debt Securities into other securities;

(n) the extent and manner, if any, to which payment on or in respect of such Debt Securities will be senior to, or will be subordinated to the prior payment of, other liabilities and obligations of the Company;

(o) whether such Debt Securities will be issuable in registered form or bearer form or both, and, if issuable in bearer form, the restrictions as to the offer, sale and delivery of such Debt Securities in bearer form and as to exchanges between registered and bearer form;

(p) whether such Debt Securities will be issuable in the form of one or more registered global debt securities (“Registered Global Debt Securities”) and, if so, the identity of the depository for those Registered Global Debt Securities;

(q) any index pursuant to which the amount of payments of principal of and any premium and interest on such Debt Securities will or may be determined;

(r) any special tax implications of or any special tax provision, or indemnities relating to such Debt Securities; and

(s) any other material terms of such Debt Securities.

We reserve the right to set forth in a prospectus supplement specific terms of the Debt Securities that are not within the options and parameters set forth in this prospectus. In addition, to the extent that any particular Debt Securities described in a prospectus supplement differ from any of the terms described in this prospectus, the description of such terms set forth in this prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such prospectus supplement.

DESCRIPTION OF WARRANTS

This section describes the general terms that will apply to any warrants (“Warrants”) for the purchase of Common Shares (the “Equity Warrants”) or for the purchase of Debt Securities (the “Debt Warrants”).

Warrants may be offered separately or together with Common Shares or Debt Securities, as the case may be.

Each series of Warrants will be issued under a separate Warrant agreement to be entered into between us and one or more banks or trust companies acting as Warrant agent, or under Warrant agreements with individual Warrant holders. A copy of each applicable Warrant agreement will be filed by us with the securities commission or similar regulatory authority in each of the provinces of Canada, and in the U.S. with the SEC, after we have entered into it and will be available electronically at www.sedar.com and www.sec.gov. You should rely on information in the applicable prospectus supplement.

The applicable prospectus supplement will include details of the Warrant agreements covering the Warrants being offered. The Warrant agent will act solely as our agent and will not assume a relationship of agency with any holders of Warrant certificates or beneficial owners of Warrants. The following sets forth certain general terms and provisions of the Warrants offered under this prospectus. The specific terms of the Warrants, and the extent to which the general terms described in this section apply to those Warrants, will be set forth in the applicable prospectus supplement.

Equity Warrants

The prospectus supplement relating to the particular Equity Warrants offered thereby will describe the terms of such Equity Warrants, including, where applicable:

(a) the specific designation and aggregate number of Equity Warrants;

(b) the price at which the Equity Warrants will be issued;

(c) the date on which the right to exercise the Equity Warrants will commence and the date on which the right will expire;

(d) the currency or currencies in which the Equity Warrants will be offered;

(e) the number of Common Shares that may be purchased upon exercise of each Equity Warrant and the price at which and currency or currencies in which that number of Common Shares may be purchased upon exercise of each Equity Warrant;

(f) the designation and terms of any Securities with which the Equity Warrants will be offered, if any, and the number of the Equity Warrants that will be offered with each Security;

(g) the date or dates, if any, on or after which the Equity Warrants and the related Securities will be transferable separately;

(h) the minimum or maximum amount of Equity Warrants that may be exercised at any one time;

(i) whether the Equity Warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions;

(j) whether the Equity Warrants will be issued in fully registered or global form; and

(k) any other material terms of the Equity Warrants.

Debt Warrants

The prospectus supplement relating to the particular Debt Warrants offered thereby will describe the terms of such Debt Warrants, including, where applicable:

(a) the specific designation and aggregate number of Debt Warrants;

(b) the price at which the Debt Warrants will be issued;

(c) the date on which the right to exercise the Debt Warrants will commence and the date on which the right will expire;

(d) the currency or currencies in which the Debt Warrants will be offered;

(e) the aggregate principal amount, price, currency or currencies, denominations and terms of the series of Debt Securities that may be purchased upon exercise of each Debt Warrant;

(f) the designation and terms of any Securities with which the Debt Warrants are being offered, if any, and the number of the Debt Warrants that will be offered with each Security;

(g) the date or dates, if any, on or after which the Debt Warrants and the related Securities will be transferable separately;

(h) the minimum or maximum amount of Debt Warrants that may be exercised at any one time;

(i) whether the Debt Warrants will be subject to redemption or call, and, if so, the terms of such redemption or call provisions;

(j) whether the Debt Warrants will be issued in fully registered or global form; and

(k) any other material terms of the Debt Warrants.

We reserve the right to set forth in a prospectus supplement specific terms of the Warrants that are not within the options and parameters set forth in this prospectus. In addition, to the extent that any particular Warrants described in a prospectus supplement differ from any of the terms described in this prospectus, the description of such terms set forth in this prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such prospectus supplement.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

Subscription Receipts may be offered separately or together with other Securities. The Subscription Receipts will be issued under a subscription receipt agreement. A Subscription Receipt is a security of ours that will entitle the holder to receive a Security upon the completion of a transaction, typically an acquisition by us of the assets or securities of another entity. Subsequent to the offering of Subscription Receipts, the subscription proceeds for the Subscription Receipts are held in escrow by the designated escrow agent, pending the completion of the transaction. Holders of Subscription Receipts are not our shareholders. Holders of Subscription Receipts are only entitled to receive Securities upon the surrender of their Subscription Receipts to the escrow agent or to a return of the subscription price for the Subscription Receipts together with any payments in lieu of interest or other income earned on the subscription proceeds. The particular terms and provisions of Subscriptions Receipts offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the prospectus supplement filed in respect of such Subscription Receipts. This description will include, where applicable:

(a) the number of Subscription Receipts;

(b) the price at which the Subscription Receipts will be offered;

(c) the terms, conditions and procedures pursuant to which the holders of Subscription Receipts will become entitled to receive Securities;

(d) the number of Securities or other securities that may be obtained upon exercise of each Subscription Receipt;

(e) the designation and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each Security;

(f) the terms applicable to the gross proceeds from the sale of the Subscription Receipts plus any interest earned thereon;

(g) the material income tax consequences of owning, holding and disposing of the Subscription Receipts;

(h) whether the Subscription Receipts will be issued in fully registered or global form; and

(i) any other material terms and conditions of the Subscription Receipts.

We reserve the right to set forth in a prospectus supplement specific terms of the Subscription Receipts that are not within the options and parameters set forth in this prospectus. In addition, to the extent that any particular Subscription Receipts described in a prospectus supplement differ from any of the terms described in this prospectus, the description of such terms set forth in this prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such prospectus supplement.

DESCRIPTION OF UNITS

We may issue Units comprised of one or more of the other Securities described herein in any combination. The prospectus supplement relating to the particular Units offered thereby will describe the terms of such Units and, as applicable, the terms of such other Securities.

Each Unit will be issued so that the holder of the Unit is also the holder of each Security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each included Security. The Unit agreement under which a Unit is issued may provide that the Securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

(a) the designation and aggregate number of Units offered;

(b) the price at which the Units will be offered;

(c) the currency or currency unit in which the Units are denominated;

(d) the designation and terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately;

(e) any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units;

(f) whether the Units will be issued in fully registered or global form; and

(g) any other material terms, conditions and rights (or limitations on such rights) of the Units.

The preceding description and any description of Units in an applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the Unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such Units.

We reserve the right to set forth in a prospectus supplement specific terms of the Units that are not within the options and parameters set forth in this prospectus. In addition, to the extent that any particular Units described in a prospectus supplement differ from any of the terms described in this prospectus, the description of such terms set forth in this prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such prospectus supplement.

PLAN OF DISTRIBUTION

Securities and Exchange Commission rules limit the usage of the registration statement of which this prospectus forms a part. Assuming that the aggregate worldwide market value of our Common Shares held by non-affiliates remains below $75 million, we may only sell, pursuant hereto, such number of Securities, which constitutes, together with all other Securities sold pursuant to the registration statement of which this prospectus forms a part, or any similar primary offering under a registration statement on Form F-3, during the period of 12 calendar months immediately prior to, and including, such sale, no more than one-third (1/3) of the worldwide aggregate market value of our Common Shares held by non-affiliates. Based on the closing sale price of our Common Shares on the Nasdaq Capital Market on January 25, 2016, which was $2.75, and a total of 2,977,485 outstanding Common Shares held by non-affiliates as of such date after taking into account the effect of the reverse stock split of our Common Shares, which was effective February 2, 2016, the aggregate worldwide market value of our outstanding Common Shares held by non-affiliates as of such date was $8,188,083. As of the date hereof, we have not offered any Securities pursuant to the registration statement of which this prospectus forms a part or any similar registration statement during the prior 12 calendar month period that ends on and includes the date hereof.

We may sell the offered Securities on a negotiated or competitive bid basis to or through underwriters or dealers. We may also sell the Securities directly to institutional investors or other purchasers or through agents. We will identify any underwriter, dealer, or agent involved in the offer and sale of Securities, and any applicable commissions, discounts and other terms constituting compensation to such underwriters, dealers or agents, in a prospectus supplement. We may distribute our common shares from time to time in one or more transactions:

•                  at a fixed price or prices, which may be changed;

•                  at market prices prevailing at the time of sale;

•                  at prices related to such prevailing market prices; or

•                  at negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of our securities offered by the prospectus supplement.

If underwriters are used in the sale of our Securities, such Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless stated otherwise in a prospectus supplement, the obligation of any underwriters to purchase our Securities will be subject to certain conditions and the underwriters will be obligated to purchase all of the applicable shares if any are purchased. If a dealer is used in a sale, we may sell our Securities to the dealer as principal. The dealer may then resell the shares to the public at varying prices to be determined by the dealer at the time of resale. In effecting sales, dealers engaged by us may arrange for other dealers to participate in the resales.

We or our agents may solicit offers to purchase Securities from time to time. Unless stated otherwise in a prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. In addition, we may enter into derivative sale or forward sale transactions with third parties, or sell Securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell Securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use Securities borrowed from us or others to settle such sales and may use Securities received from us or others to close out any related short positions. We may also loan or pledge Securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned Securities or, in the event of default in the case of a pledge, sell the pledged Securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

In connection with the sale of our Securities, underwriters or agents may receive compensation (in the form of discounts, concessions or commissions) from us or from purchasers of Securities for whom they may act as agents. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of our Securities may be deemed to be “underwriters” as that term is defined in the Securities Act of 1933, or the Securities Act, and any discounts or commissions received by them from us and any profits on the resale of the Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Compensation as to a particular underwriter, dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transaction involving our common shares. We will identify any such underwriter or agent, and we will describe any such compensation paid, in the related prospectus supplement. Maximum compensation to any underwriters, dealers or agents will not exceed any applicable FINRA limitations.

Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

If stated in a prospectus supplement, we will authorize agents and underwriters to solicit offers by certain specified institutions or other persons to purchase our common shares at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specific date in the future. Institutions with whom such contracts may be made include commercial savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but shall in all cases be subject to our approval. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The obligations of any purchase under any such contract will be subject to the condition that the purchase of the common shares shall not be prohibited at the time of delivery under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of such contracts.

If underwriters or dealers are used in the sale, until the distribution of our Securities is completed, SEC rules may limit the ability of any such underwriters and selling group members to bid for and purchase the Securities. As an exception to these rules, representatives of any underwriters are permitted to engage in certain transactions that stabilize the price of the Securities. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Securities. If the underwriters create a short position in the Securities in connection with the offering (in other words, if they sell more Securities than are set forth on the cover page of the prospectus supplement), the representatives of the underwriters may reduce that short position by purchasing Securities in the open market. The representatives of the underwriters also may elect to reduce any short position by exercising all or part of any over-allotment option we may grant to the underwriters, as described in the prospectus supplement. In addition, the representatives of the underwriters may impose a penalty bid on certain underwriters and selling group members. This means that if the representatives purchase shares in the open market to reduce the underwriters’ short position or to stabilize the price of our Securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those Securities as part of the offering. In general, purchases of a security for the purpose of stabilizing or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have the effect of causing the price of the securities to be higher than it would otherwise be. If commenced, the representatives of the underwriters may discontinue any of the transactions at any time. These transactions may be effected on any exchange on which our Securities are traded, in the over-the-counter market, or otherwise.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell Securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell Securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use Securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge Securities to a financial institution or other third party that in turn may sell the Securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our Securities or in connection with a concurrent offering of other securities.

Certain of the underwriters or agents and their associates may engage in transactions with and perform services for us or our affiliates in the ordinary course of their respective businesses.

EXPENSES

The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of securities registered under this registration statement.

Fee/Expense	Amount (U.S. $)
SEC registration fee		$8,056
FINRA filing fee		$12,500
Legal fees and expenses	$		*
Printing and engraving expenses	$		*
Accounting fees and expenses	$		*
Miscellaneous expenses	$		*
Total	$

*To be provided by a prospectus supplement or as an exhibit to a Report on Form 6–K that is incorporated by reference into this prospectus.

LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement relating to Securities, certain legal matters will be passed upon for the Company by Dentons Canada LLP with respect to Canadian legal matters and DLA Piper LLP (US) with respect to U.S. legal matters.

As of the date hereof, the partners and associates of each of Dentons Canada LLP and DLA Piper LLP (US), in each case as a group, beneficially own, directly or indirectly, less than 1%, respectively, of the outstanding securities of the Company.

EXPERTS

Our auditors are Ernst & Young LLP, Ottawa, Ontario, Canada.

Our Annual Consolidated Financial Statements have been audited by Ernst & Young LLP, independent registered public accounting firm, as stated in their report dated May 12, 2015 which is incorporated by reference in this prospectus and the U.S. Registration Statement of which this prospectus forms a part, and has been so incorporated in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

Ernst & Young LLP has advised us that they are independent within the meaning of Rule 3520 of the Public Company Accounting Oversight Board, Auditor Independence and the Rules of Professional Conduct of the Chartered Professional Accountants of Ontario.

TAXATION

The applicable prospectus supplement will describe the material Canadian federal income tax consequences to investors of purchasing, owning and disposing of Securities, including, in the case of an investor who is not a resident of Canada, whether payments of principal, premium, if any, and interest will be subject to Canadian non-resident withholding tax.

The applicable prospectus supplement will also describe certain U.S. federal income tax consequences of the purchase, ownership and disposition of Securities by an investor who is a United States person, including, to the extent applicable, certain relevant U.S. federal income tax rules pertaining to capital gains and ordinary income treatment, original issue discount, backup withholding and the foreign tax credit, and any consequences relating to Securities payable in a currency other than U.S. dollars, issued at an original discount for U.S. federal income tax purposes or containing early redemption provisions or other special terms.

WHERE YOU CAN FIND MORE INFORMATION

You may read and copy this prospectus, including the related exhibits and schedules, and any document we file with the SEC without charge at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are also available to the public through the SEC’s website at http://www.sec.gov.

As a “foreign private issuer,” we are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are applicable to foreign private issuers, and under those requirements file reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act with respect to their purchases and sales of common shares. Furthermore, as a “foreign private issuer,” we are also not subject to the requirements of Regulation FD (Fair Disclosure) promulgated under the Exchange Act.

We maintain a corporate website at http://www.dragonwaveinc.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into the Company’s Annual Report on Form 20-F, as filed with the SEC on May 27, 2015, and does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this prospectus or incorporated by reference subsequent to the date of this prospectus.

We incorporate by reference the following documents or information that we have filed with the SEC:

•                  our Annual Report on Form 20-F for the fiscal year ended February 28, 2015;

•                  our Current Reports on Form 6-K filed on March 3, 2015, March 5, 2015, March 6, 2015, April 7, 2015, April 22, 2015, April 23, 2015, May 12, 2015, May 15, 2015, May 22, 2015, June 4, 2015, June 19, 2015, June 23, 2015, July 8, 2015, July 27, 2015, August 4, 2015, August 27, 2015, September 2, 2015, September 9, 2015, September 22, 2015, October 15, 2015, December 2, 2015, December 16, 2015, December 22, 2015, December 23, 2015, January 13, 2016, January 20, 2016, January 25, 2016, January 29, 2016, February 2, 2016, February 11, 2016 and March 1, 2016; and

•                  the description of our Common Shares which is contained in our registration statement on Form 8-A (File No.001-34491), filed with the SEC on October 14, 2009, including any amendment or report filed for the purpose of updating such description.

All annual reports we file with the SEC pursuant to the Exchange Act on Form 20-F after the date of this prospectus and prior to termination or expiration of this registration statement shall be deemed incorporated by reference into this prospectus and to be part hereof from the date of filing of such documents. We may incorporate by reference any Form 6-K subsequently submitted to the SEC by identifying in such Form that it is being incorporated by reference into this prospectus.

Documents incorporated by reference in this prospectus are available from us without charge upon written or oral request, excluding any exhibits to those documents that are not specifically incorporated by reference into those documents. You can obtain documents incorporated by reference in this document by requesting them from us in writing or at DragonWave Inc., 411 Legget Drive, Suite 600, Ottawa, Ontario, Canada, K2K 3C9 or via telephone at (613) 599-9991.

ENFORCABILITY OF CIVIL LIABILITIES

Enforcement of civil liabilities under United States federal securities laws may be affected adversely by the fact that we are incorporated in Canada, our principal executive offices are located in Canada, all of our directors and executive officers and most of the experts named in this prospectus, including our independent public accounting firm, reside principally outside of the United States and all or a substantial portion of our assets and the assets of these persons are located outside the United States.

We have appointed an agent for service of process in the United States, but it may not be possible to effect service in the United States on our directors, executive officers, public accounting firm and other experts who reside outside of the United States. Furthermore, it may not be possible for an investor to enforce judgments obtained in United States courts based upon the civil liability provisions of United States federal securities laws or other laws of the United States against us or those persons.

Purchasers are also advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.

$80,000,000

Prospectus

               , 2016

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Under the Canada Business Corporations Act (the “CBCA”), the Registrant may indemnify a director or officer of the Registrant, a former director or officer of the Registrant or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity and provided that (a) the director, officer or other individual acted honestly and in good faith with a view to the best interests of the Registrant, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Registrant’s request and, (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. The indemnification may be made in connection with an action by or on behalf of the Registrant or other entity to procure a judgment in its favor, to which the individual is made a party because of the individual’s association with the Registrant or other entity as described above, only with court approval and provided the individual fulfills the conditions set out in clauses (a) and (b), above. A director, officer or other individual referred to above is entitled to indemnification from the Registrant in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the Registrant or other entity as described above, if the individual seeking indemnity was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done, and fulfills the conditions set out in (a) and (b), above. A Registrant may advance monies to an individual described above for the costs, charges and expenses of a proceeding described above; however, the individual shall repay the monies if the individual does not fulfill the conditions set out in clauses (a) and (b), above. The forgoing description is qualified in its entirety by reference to the CBCA.

The Registrant’s By-Law No. 1A (the “By-Law”) provides that, subject to the provisions of the CBCA, the Registrant shall indemnify a director or officer, a former director or officer, or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal or administrative action or proceeding to which the individual is involved because of that association with the Registrant or other entity, if (a) the individual acted honestly and in good faith with a view to the best interests of the Registrant or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Registrant’s request; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful. The Registrant shall also indemnify any such person in such other circumstances as the CBCA or other law permits or requires. Nothing in the By-Law shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of the By-Law to the extent permitted by the CBCA or other law.

The Registrant has also entered into contractual indemnification agreements in favor of each of the directors that provide, to the full extent allowed by law, that the Registrant shall indemnify and save harmless each director, his estate, executors, administrators, legal representatives and lawful heirs, from and against any and all costs, charges of expenses (including, but not limited to, an amount paid to settle any action or to satisfy any judgment, legal fees on a solicitor and client basis, other professional fees, out-of-pocket expenses for attending proceedings including discoveries, trials, hearings and meetings, and any amount for which he is liable by reason of any statutory provision whether civil, criminal or otherwise (“indemnifiable costs”)), suffered or incurred by the director or such other indemnified parties, directly or indirectly, as a result of or by reason of the director: (i) being or having been a director or officer of the Registrant or an affiliate of the Registrant or by reason of any action taken by the director in his capacity as a director or officer of the Registrant or an affiliate of the Registrant; (ii) being or having been a member of a committee of the board of directors of the Registrant or an affiliate of the Registrant; or (iii) acting as a member of the plan administrator pursuant to the Registrant’s Share Based Compensation Plan, subject to certain conditions being satisfied including that the director: (a) acted honestly and in good faith with a view to the best interests of the Registrant, or the best interests of the Registrant’s affiliate, as the case may be; and (b) in the case of a criminal or administrative action, proceeding, investigation, inquiry or hearing that is enforced by monetary penalty, he had reasonable grounds for believing that his conduct was lawful. The indemnities also provide that indemnifiable costs will be paid by the Registrant immediately, with the agreement that, in the event it is ultimately determined that the indemnified party was not entitled to be so indemnified, such amounts shall be refunded to the Registrant.

A policy of directors’ and officers’ liability insurance is maintained by the Registrant which insures directors and officers for losses as a result of claims against the directors and officers of the Registrant in their capacity as directors and officers and also reimburses the Registrant for payments made pursuant to the indemnity provisions under the By-Law and the CBCA.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits

A list of exhibits filed with this registration statement on Form F-3 is set forth on the Exhibit Index and is incorporated herein by reference

Item 10. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

(A) The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the city of Ottawa, Province of Ontario, Country of Canada, on March 4, 2016.

DRAGONWAVE INC.

By:	/s/ Peter Allen
Peter Allen
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Peter Allen and Patrick Houston, and each of them, either of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Peter Allen	Director, President and Chief Executive Officer	March 4, 2016
Peter Allen	(Principal Executive Officer)

/s/ Patrick Houston	Chief Financial Officer	March 4, 2016
Patrick Houston	(Principal Financial Officer)

/s/ Ruth Bengough	Controller	March 4, 2016
Ruth Bengough	(Principal Accounting Officer)

/s/ Claude Haw	Chairman of the Board of Directors	March 4, 2016
Claude Haw

/s/ Cesar Cesaratto	Director	March 4, 2016
Cesar Cesaratto

/s/ Lori O’Neill	Director	March 4, 2016
Lori O’Neill

/s/ Peter Allen	Authorized Representative in the United States	March 4, 2016
Peter Allen	Director and President, DragonWave Corp.

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Form of Underwriting Agreement

4.1	Restated Articles of Incorporation of the Company (filed as Exhibit 1.0 on Form 20-F filed with the Securities and Exchange Commission on May 27, 2015)

4.1.1	Amendment to Restated Articles of Incorporation (filed as Exhibit 99.3 on Form 6-K filed on February 2, 2016)

4.2	Composite Form of By-Laws (as amended) of the Company (filed as Exhibit 1.1 on Form 20-F filed with the Securities and Exchange Commission on May 27, 2015)

4.3	DragonWave Inc. Employee Share Purchase Plan (filed as Exhibit 4.1 on Form S-8 filed with the Securities and Exchange Commission on February 24, 2010)

4.4	DragonWave Inc. Sixth Amended and Restated Key Employee Stock Option Plan (filed as Appendix C to Exhibit 99.1 on Form 6-K filed with the Securities and Exchange Commission on May 17, 2013)

4.5	DragonWave Inc. Share Based Compensation Plan (filed as Exhibit 4.2 on Form S-8 with the Securities and Exchange Commission on July 8, 2014)

4.6	Form of Senior Indenture

4.7	Form of Subordinated Indenture

4.8*	Form of Warrant

4.9*	Form of Warrant Agreement

5.1	Opinion of Dentons Canada LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of Dentons Canada LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included on signature page) (filed herewith).

25.1**	Statement of Eligibility on Form T-1 for Senior Indenture

25.2**	Statement of Eligibility on Form T-1 for Subordinated Indenture

*                                         To be filed by amendment

**                                  To be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended